UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of AMC Entertainment Holdings, Inc. (the “Company”), in consultation with the Company’s independent compensation consultant, approved supplemental special incentive cash bonuses (the “Bonuses”) in lieu of any payments under its 2020 Annual Incentive Plan (“AIP”). The Bonuses are in addition to the initial special incentive bonuses awarded in October 2020, as disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2020. The Bonuses were approved in order to recognize the extraordinary efforts of employees to maintain the Company’s business and preserve stockholder value during the COVID-19 pandemic, encourage continued engagement and retention, and incentivize our management and employees during the continuing and unprecedented difficult business conditions.

The Bonuses will be paid to eligible Company employees, including its NEOs, corporate associates, and theatre management from a total authorized pool of approximately $8.3 million. The Bonuses approved for the Company’s NEOs are provided below:

NEO	Bonus Amount
Adam Aron	$3,750,000
Sean Goodman	$507,500
John McDonald	$194,550
Elizabeth Frank	$180,650
Stephen Colanero	$173,875

Item 8.01 Other Information

On February 24, 2021, the AMC Entertainment Holdings, Inc. (the “Company”) Board of Directors scheduled the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) for May 4, 2021 at 2:00 p.m. Central Time at the Company’s Theatre Support Center located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211. The record date for the 2021 Annual Meeting will be March 11, 2021. The Company’s 2020 Annual Meeting was delayed from a normal May date until July 29, 2020 because of the Covid-19 pandemic. As disclosed in the proxy statement for the 2020 Annual Meeting, the Company is returning to a normal annual meeting schedule.

In the proxy statement for the 2020 Annual Meeting, the Company stated that because the date of the 2021 Annual Meeting was expected to change by more than 30 days from the anniversary date of the 2020 Annual Meeting, the Company disclosed a deadline for submission of stockholder proposals for inclusion in the proxy materials for the 2021 Annual Meeting (the "2021 Proxy") pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"). The Company informed stockholders that to be considered for inclusion in the 2021 Proxy, stockholder proposals submitted under Rule 14a-8 must be in writing and received by the Corporate Secretary at the Company's principal offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, no later than 5:00 pm Central Time on December 31, 2020, which the Company determined to be a reasonable time before it expects to begin to print and send the 2021 Proxy.

In addition, because the date of the 2021 Annual Meeting is more than 30 days before the anniversary date of the 2020 Annual Meeting, in accordance with the advance notice provisions set forth in the Company's Bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination submitted by a stockholder to be considered timely, it must be received no earlier than 60 days prior to such annual meeting and not later than the close of business on the later of the 30th day prior to such annual meeting or the 10th day following the public announcement of the meeting date. Accordingly, in order for a stockholder proposal to be submitted outside of Rule 14a-8 of the Exchange Act or a director nomination submitted by a stockholder to be considered timely for the 2021 Annual Meeting, it must be received by the Corporate Secretary not earlier than March 5, 2021 and not later than April 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: February 26, 2021	By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer